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EXHIBIT 10.122




                            FIRST AMENDMENT TO LEASE



THIS FIRST AMENDMENT TO LEASE dated September 30, 1996, (this "Amendment") by and between JAY ARTEAGA ("Lessor") and OptimumCare Corporation ("Lessee") is made and entered into as of the 11th day of October 1999, with reference to the following items:

A. Lessor and Lessee desire to modify and amend the terms of the Lease as set forth in this Amendment, while expressly maintaining in full force and effect all other terms and conditions of the Lease not so modified.

1. This Amendment will extend the Lease for an additional one year and two weeks, October 15, 1999 through October 31, 2000 pursuant to Para. 1.5 of our Lease Agreement.

 2. The current monthly base rental will be adjusted on the anniversary of the commencement, October 15, 1999, based upon the Consumer Price Index (CPI) as provided in Para. 4.3 of the Lease.

3. Pursuant to Para. 1.9 and Para. 5 the security deposit will remain at $1,100.00.

4. Lessor agrees to shampoo carpet and touch up paint as needed.


B. Except as expressly modified by this Amendment, all terms and provisions of the Lease shall remain unmodified and in full force and effect.


IN WITNESS WHEREOF the parties have entered into this Amendment as of the date first below written.




"LESSOR" JAY ARTEAGA                      "LESSEE" OPTIMUMCARE CORPORATION




   Jay Arteaga           10-11-99         BY: Edward A. Johnson        10/11/99
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   Jay Arteaga             Date               Edward A. Johnson, CEO     Date